Exhibit 24.1

                       [DELOITTE & TOUCHE LLP LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Data Systems & Software Inc. (Forms S-3 Nos. 33-81298 and 33-94428 and Forms S-8 Nos. 33-88442 and 33-99196) of our report dated March 30, 1998 (relating to
Data Systems & Software Inc.), appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP
New York, New York
March 31, 1998